Exhibit 99.1

Ur-Energy Releases 2018 Q2 Results

Littleton, Colorado (PR Newswire – July 27, 2018) Ur-Energy Inc. (NYSE American:URG TSX:URE) (“Ur-Energy” or the “Company”) has filed the Company’s Form 10-Q for the quarter ended June 30, 2018, with the U.S. Securities and Exchange Commission at www.sec.gov/edgar.shtml and Canadian securities authorities on SEDAR at www.sedar.com.

Ur-Energy Chair and CEO, Jeffrey Klenda said, “In May, our third header house in mine unit two came on line. Initial production results are encouraging and indicate that the new mine unit appears to have similar performance characteristics to our prolific first mine unit. Additionally, we are pleased that the trade action investigation was initiated following the end of the quarter. We look forward to a prompt resolution.”

Lost Creek Uranium Production and Sales

Inventory, production and sales figures for the Lost Creek Project are presented in the following tables:

Production and Production Costs	Unit	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2018 YTD

Pounds captured	lb	89,209	84,047	67,982	52,812	173,256
Ad valorem and severance tax	$000	$133	$179	$160	$119	$312
Wellfield cash cost (1)	$000	$516	$671	$686	$743	$1,187
Wellfield non-cash cost (2)	$000	$400	$403	$575	$730	$803
Ad valorem and severance tax per pound captured	$/lb	$1.49	$2.13	$2.35	$2.25	$1.80
Cash cost per pound captured	$/lb	$5.78	$7.98	$10.09	$14.07	$6.85
Non-cash cost per pound captured	$/lb	$4.48	$4.79	$8.44	$13.82	$4.63

Pounds drummed	lb	74,302	79,961	60,461	48,336	154,263
Plant cash cost (3)	$000	$1,230	$1,226	$1,210	$1,120	$2,456
Plant non-cash cost (2)	$000	$493	$492	$493	$494	$985
Cash cost per pound drummed	$/lb	$16.57	$15.33	$20.01	$23.17	$15.92
Non-cash cost per pound drummed	$/lb	$6.64	$6.15	$8.15	$10.20	$6.39

Pounds shipped to conversion facility	lb	74,416	73,515	73,367	36,797	147,931
Distribution cash cost (4)	$000	$34	$19	$48	$24	$53
Cash cost per pound shipped	$/lb	$0.46	$0.26	$0.65	$0.65	$0.36

Pounds purchased	lb	100,000	370,000	-	109,000	470,000
Purchase costs	$000	$2,225	$9,251	$-	$2,196	$11,476
Cash cost per pound purchased	$/lb	$22.25	$25.00	$-	$20.15	$24.42

Notes:

1.	Wellfield cash costs include all wellfield operating costs. Wellfield construction and development costs, which include wellfield drilling, header houses, pipelines, power lines, roads, fences and disposal wells, are treated as development expense and are not included in wellfield operating costs.
2.	Non-cash costs include the amortization of the investment in the mineral property acquisition costs and the depreciation of plant equipment, and the depreciation of their related asset retirement obligation costs. The expenses are calculated on a straight line basis so the expenses are typically constant for each quarter. The cost per pound from these costs will therefore typically vary based on production levels only.
3.	Plant cash costs include all plant operating costs and site overhead costs.
4.	Distribution cash costs include all shipping costs and costs charged by the conversion facility for weighing, sampling, assaying and storing the U3O8 prior to sale.

During the three months ended June 30, 2018, a total of 89,209 pounds of U3O8 were captured within the Lost Creek plant. 74,302 pounds were packaged in drums and 74,416 pounds of the drummed inventory were shipped to the conversion facility. We sold 100,000 pounds of purchased U3O8 during the period.

Sales and cost of sales	Unit	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2018 YTD

Pounds sold	lb	100,000	380,000	-	289,000	480,000
U3O8 sales	$000	$3,790	$19,663	$-	$11,674	$23,453
Average contract price	$/lb	$37.90	$52.50	$-	$40.39	$49.39
Average spot price	$/lb	$-	$23.75	$-	$-	$23.75
Average price per pound sold	$/lb	$37.90	$51.74	$-	$40.39	$48.86

U3O8 cost of sales (1)	$000	$2,225	$9,758	$376	$11,157	$11,983
Ad valorem and severance tax cost per pound sold	$/lb	$-	$2.30	$-	$3.15	$2.30
Cash cost per pound sold	$/lb	$-	$31.20	$-	$29.11	$31.20
Non-cash cost per pound sold	$/lb	$-	$17.20	$-	$17.52	$17.20
Cost per pound sold - produced	$/lb	$-	$50.70	$-	$49.78	$50.70
Cost per pound sold - purchased	$/lb	$22.25	$25.00	$-	$20.15	$24.42
Average cost per pound sold	$/lb	$22.25	$25.68	$-	$38.61	$24.96

U3O8 gross profit	$000	$1,565	$9,905	$(376)	$517	$11,470
Gross profit per pound sold	$/lb	$15.65	$26.06	$-	$1.78	$23.90
Gross profit margin	%	41.3%	50.4%	0.0%	4.4%	48.9%

Ending Inventory Balances
Pounds
In-process inventory	lb	43,733	28,937	26,796	22,306
Plant inventory	lb	15,391	15,504	9,043	21,948
Conversion facility inventory	lb	233,712	159,296	94,077	17,813
Total inventory	lb	292,836	203,737	129,916	62,067

Total cost
In-process inventory	$000	$518	$416	$315	$221
Plant inventory	$000	$548	$538	$369	$824
Conversion facility inventory	$000	$8,738	$6,044	$3,831	$675
Total inventory	$000	$9,804	$6,998	$4,515	$1,720

Cost per pound
In-process inventory	$/lb	$11.84	$14.38	$11.76	$9.92
Plant inventory	$/lb	$35.61	$34.70	$40.81	$37.53
Conversion facility inventory	$/lb	$37.39	$37.94	$40.72	$37.89

Note:

1.	Cost of sales include all production costs (notes 1, 2, 3 and 4 in the previous Production and Production Cost table) adjusted for changes in inventory values.

U3O8 sales of $3.8 million for 2018 Q2 were based on selling 100,000 pounds at an average price of $37.90. The pounds were sold under term contracts and were purchased for an average price of $22.25 per pound for a total cost of sales of $2.2 million.

Total Cost Per Pound Sold Reconciliation	Unit	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2018 YTD

Ad valorem & severance taxes	$000	$133	$179	$160	$119	$312
Wellfield costs	$000	$916	$1,074	$1,260	$1,473	$1,990
Plant and site costs	$000	$1,723	$1,718	$1,703	$1,614	$3,441
Distribution costs	$000	$34	$19	$48	$24	$53
Inventory change	$000	$(2,806)	$(2,483)	$(2,795)	$5,731	$(5,289)
Cost of sales - produced	$000	$—	$507	$376	$8,961	$507
Cost of sales - purchased	$000	$2,225	$9,251	$—	$2,196	$11,476
Total cost of sales	$000	$2,225	$9,758	$376	$11,157	$11,983

Pounds sold produced	lb	—	10,000.00	—	180,000	10,000
Pounds sold purchased	lb	100,000	370,000.00	—	109,000	470,000
Total pounds sold	lb	100,000	380,000.00	—	289,000	480,000

Average cost per pound sold - produced (1)	$/lb	$-	$50.70	$-	$49.78	$50.70
Average cost per pound sold - purchased	$/lb	$22.25	$25.00	$-	$20.15	$24.42
Total average cost per pound sold	$/lb	$22.25	$25.68	$-	$38.61	$24.96

Note:

1.	The cost per pound sold reflects both cash and non-cash costs, which are combined as cost of sales in the statement of operations included in this filing. The cash and non-cash cost components are identified in the above inventory, production and sales table.

The cost of sales includes ad valorem and severance taxes related to the extraction of uranium, all costs of wellfield, plant and site operations including the related depreciation and amortization of capitalized assets, reclamation and mineral property costs, plus product distribution costs. These costs are also used to value inventory and the resulting inventoried cost per pound is compared to the estimated sales prices based on the contracts or spot sales anticipated for the distribution of the product. Any costs in excess of the calculated market value are charged to cost of sales.

Continuing Guidance for 2018

At the end of the second quarter of 2018, the average spot price of U3O8, as reported by Ux Consulting Company, LLC and TradeTech, LLC, was approximately $22.65 per pound. Market fundamentals have not changed sufficiently to warrant the accelerated development of MU2. We anticipate meeting our projected production level of 250,000 to 300,000 pounds drummed for the year.

Through June 30, 2018, we sold 470,000 pounds of U3O8 under term contracts at an average price of approximately $49.39 per pound and 10,000 pounds of U3O8 under a spot sale for $23.75 per pound. We purchased 470,000 pounds at an average cost of $24.42 per pound. The remaining 10,000 pounds were delivered from our produced inventory. We have no more contract sales scheduled in 2018.

The third of three planned MU2 header houses was brought into production in Q2. No additional new production areas are currently planned for the remainder of the year. Production guidance for Q3 is between 70,000 and 80,000 pounds U3O8 dried and drummed. Full year 2018 guidance, similar to 2017, estimates production of between 250,000 and 300,000 pounds, but our production rate may be adjusted based on operational matters and other indicators in the market.

As at July 26, 2018, our unrestricted cash position was $6.3 million.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south- central Wyoming. We have produced, packaged and shipped more than 2.4 million pounds from Lost Creek since the commencement of operations. Applications are under review by various agencies to incorporate our LC East project area into the Lost Creek permits, and we have begun to submit applications for permits and licenses to construct and operate at our Shirley Basin Project. Ur-Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the United States. Shares of Ur-Energy trade on the NYSE American under the symbol “URG” and on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is located in Littleton, Colorado; its registered office is in Ottawa, Ontario. Ur-Energy’s website is www.ur-energy.com.

FOR FURTHER INFORMATION, PLEASE CONTACT

Jeffrey Klenda, Chair and CEO

866-981-4588

Jeff.Klenda@ur-energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., results of production, including whether mine unit two continues to perform and realize production results similar to mine unit one; timing and results of our efforts to permit future operations at LC East and Shirley Basin) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.